UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 24, 2005
 (Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2005, the Compensation Committee of the Board of Directors, pursuant to its authority under the terms of the Company’s shareholder approved 1997 Management Incentive Plan, as amended (the “MIP”), made certain revisions to three programs of the MIP.

The Long-Term Stock Grant Program (the “LTSGP”) and the Stock Award Program (the “SAP”) were amended to remove their deferral provisions and to incorporate them into the Executive Incentive Compensation Deferral Program, now renamed the Executive Compensation Deferral Program (the “ECDP”), which, as revised, now governs the deferral of any and all awards made under all programs of the MIP.

In addition to incorporating the deferral provisions previously set forth in the LTSGP and the SAP, the ECDP was also revised to:

(i)

satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder resulting from The American Jobs Creation Act. The following changes were made to the ECDP, with certain exceptions:

		a.	requiring elections to defer compensation for services performed in a taxable year to be submitted before the beginning of that taxable year;
		b.	prohibiting early distributions and other changes that may result in acceleration of payment; and
		c.	restricting changes that extend the time of payment of compensation deferred.

	(ii)	impose certain restrictions on the deferral of awards granted under the LTSGP, including:
a.

starting with the 2002-2006 performance cycle, requiring participants to make deferral elections prior to the beginning of each five-year cycle, or within 30 days of being notified of eligibility to participate in the LTSGP; and

		b.	requiring participants to wait six months before converting any share units awarded under the LTSGP into other investments.

(iii)

add a savings plan restoration feature to the ECDP permitting employees of grade 12 or higher to irrevocably elect, in advance of any tax year or within 30 days of notification of eligibility, to defer up to 25% of their base salary for credit to an unfunded Savings Restoration Account on a pre tax basis.  Such salary deferrals shall be credited with Company matching contributions in an amount equal to the matching contributions that would have been made for such contributions under the Wrigley Savings Plan (a qualified 401-k plan) notwithstanding the statutory limits applicable to qualified plans.

The said revised LTSGP, SAP and ECDP are attached to this report as Exhibits 99.1, 99.2 and 99.3 respectively.

ITEM 2.02:	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 25, 2005, the Company issued a Press Release to the public regarding the Company’s result of operations and financial condition for the third fiscal quarter, and for the nine months period, ended September 30, 2005. The said Press Release is attached to this report as Exhibit 99.4.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits

		99.1	Wm. Wrigley Jr. Company Long Term Stock Grant Program, as amended, effective as of January 1, 2005, containing the material terms of the LTSGP as amended.

		99.2	Wm. Wrigley Jr. Company Stock Award Program, as amended, effective as of January 1, 2005, containing the material terms of the SAP.

		99.3	Wm. Wrigley Jr. Company Executive Compensation Deferral Program, as amended, effective as of January 1, 2005, containing the material terms of the ECDP.

99.4

Wm. Wrigley Jr. Company Press Release dated October 25, 2005, regarding the Company’s result of operations and financial condition for the third fiscal quarter, and the nine months period, ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

By:	/s/ Howard Malovany

Name:	Howard Malovany
Title:	Vice President, Secretary and General Counsel

Date: October 28, 2005

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Wm. Wrigley Jr. Company Long Term Stock Grant Program, as amended, effective as of January 1, 2005.

	99.2	Wm. Wrigley Jr. Company Stock Award Program, as amended, effective as of January 1, 2005.

	99.3	Wm. Wrigley Jr. Company Executive Compensation Deferral Program, as amended, effective as of January 1, 2005.

	99.4	Wm. Wrigley Jr. Company Press Release dated October 25, 2005.

5